EXHIBIT 99.4

ASURE SOFTWARE, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(Amounts in thousands, except per share data)

In January 2017, we closed three strategic acquisitions: Personnel Management Systems, Inc., a leading provider of outsourced HR solutions; Corporate Payroll, Inc. (Payroll Division), a leading provider of payroll services; and Payroll Specialties NW, Inc., a leading provider of payroll services. Through these acquisitions, we have expanded our payroll solutions offerings, which we intend to integrate into our existing AsureForce® product line.

Stock Purchase Agreement

On January 3, 2017, we closed on the acquisition of all of the outstanding shares of common stock of Personnel Management Systems, Inc., a Washington corporation (“PMSI”), pursuant to a Stock Purchase Agreement (the “Stock Purchase Agreement”), among us, PMSI, the sellers identified therein, and the stockholders’ representative named therein. The aggregate consideration for the shares consisted of (i) $3,875 in cash and (ii) a subordinated promissory note (the “PMSI Note”) in the principal amount of $1,125 subject to adjustment as provided in the Stock Purchase Agreement. We funded the cash payment with proceeds from our recent public stock offering. The PMSI Note bears interest at an annual rate of 2.0% and matures on April 30, 2018. The entire unpaid principal and all accrued interest under the PMSI Note is payable at maturity.

Asset Purchase Agreement

On January 3, 2017, we closed on the acquisition of substantially all the assets of Corporate Payroll, Inc., an Ohio corporation (“CPI”), relating to its payroll service bureau business, pursuant to an Asset Purchase Agreement (the “CPI Asset Purchase Agreement”). The aggregate consideration for the assets consisted of (i) $1,500 in cash, (ii) a subordinated promissory note (the “CPI Note”) in the principal amount of $500 and (iii) 112,166 shares of our common stock valued at $1,000, subject to adjustment as provided in the CPI Asset Purchase Agreement. We funded the cash payment with proceeds from our recent public stock offering. The CPI Note bears no interest and matures on April 30, 2018. The entire unpaid principal under the CPI Note is payable at maturity. The recipient of the shares of our common stock entered into a six month lock-up agreement with us.

Asset Purchase Agreement

On January 3, 2017, we closed on the acquisition of substantially all the assets of Payroll Specialties NW, Inc., an Oregon corporation (“PSNW”), pursuant to an Asset Purchase Agreement (the “PSNW Asset Purchase Agreement”). The aggregate consideration for the assets consisted of (i) $3,010 in cash and (ii) a subordinated promissory note (the “PSNW Note”) in the principal amount of $600, subject to adjustment as provided in the PSNW Asset Purchase Agreement. We funded the cash payment with proceeds from our recent public stock offering. The PSNW Note bears interest at an annual rate of 2.0% and matures on April 30, 2018. The entire unpaid principal and all accrued interest under the PSNW Note is payable at maturity.

Following is the purchase price allocation for the acquisitions. We based the preliminary fair value estimate for the assets acquired and liabilities assumed for this acquisition upon preliminary calculations and valuations.  Our estimates and assumptions for this acquisition are subject to change as we obtain additional information for our estimates during the respective measurement periods (up to one year from the acquisition date). The primary areas of those preliminary estimates that we have not yet finalized relate to certain tangible assets and liabilities acquired, certain legal matters and income and non-income based taxes.

We recorded the transaction using the acquisition method of accounting and recognized assets and liabilities assumed at their fair value as of the date of acquisition. The $6,088 of intangible assets subject to amortization consist of $134 allocated to Noncompete Agreements, $5,623 in Customer Relationships and $331 for Trade Names.  We estimated the fair value of the Customer Relationships and Noncompete Agreements using the excess earnings method, a form of the income approach. We discounted cash flow projections using a rate of 14.1%, 15.1% and 16.5% for PMSI, PSNW and CPI, respectively, which reflects the risk associated with the intangible asset related to the other assets and the overall business operations to us. We estimated the fair value of the Trade Names using the relief from royalty method based upon a 1.2% royalty rate for PSNW and CPI and 0.5% for PMSI.  The fair value of the PMSI Note, CPI Note and PSNW Note (“Seller Notes”) was estimated using a discount rate of 6.5%. We estimated the fair value of common stock tendered for the CPI acquisition using the discounts for lack of marketability method.

We believe significant synergies are expected to arise from this strategic acquisition. This factor contributed to a purchase price that was in excess of the fair value of the net assets acquired and, as a result, we recorded goodwill. A portion of acquired goodwill will be deductible for tax purposes.

We based the allocations on fair values at the date of acquisition:

Amount
Assets acquired
Accounts receivable	$450
Funds held for clients	9,103
Fixed assets	138
Other assets	53
Goodwill	5,138
Intangibles	6,088
Total assets acquired	$20,970

Liabilities assumed
Accounts payable	104
Accrued other liabilities	413
Deferred Revenue	370
Client fund obligations	9,070
Total liabilities assumed	$9,957
Net assets acquired	$11,013

The following unaudited pro forma condensed combined financial information is derived from, and should be read in conjunction with, the consolidated financial statements of Asure Software, Inc. for the year ended December 31, 2016 filed on Form 10-K. The unaudited pro forma condensed combined financial information includes unaudited pro forma adjustments that are factually supportable and directly attributable to the acquisitions of PMSI, CPI, and PSNW. While the unaudited pro forma condensed combined balance sheet assumes these acquisitions occurred on December 31, 2016, the unaudited statement of operations assumes that the acquisition of these businesses occurred at the beginning of the period presented.  In addition, with respect to the unaudited pro forma condensed combined financial information, the unaudited pro forma adjustments are expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information was prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805 – Business Combinations. Certain amounts in the historical financial statements of PMSI, CPI, and PSNW have been reclassified to conform to classifications used by Asure Software, Inc. (“Asure Software”).

The unaudited pro forma condensed combined statement of operations does not include non-recurring transaction costs associated with the acquisition that are no longer capitalized as part of the acquisition.

The following pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of (i) the results of operations and financial position that would have been achieved had the PMSI, PSNW and CPI acquisitions taken place on the dates indicated or (ii) the future operations of the combined company. The following information should be relied on only for the limited purpose of presenting what the results of operations and financial position of the combined businesses of Asure, PMSI, PSNW and CPI might have looked like had the acquisitions taken place at an earlier date.

The pro forma financial statements enclosed herein reflects the operations of PMSI, PSNW and CPI, during the period presented.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of December 31, 2016 (Amounts in thousands)
	Asure Software	PMSI	PSNW	CPI	Pro Forma Adjustments		Pro Forma Combined
Cash & cash equivalents	12,767	130	153	125	(8,385)	(a)	4,790
Accounts receivable-net	8,108	347	103	-	(70)	(b)	8,488
Inventory	487	-	-	-	-		487
Funds held for clients	22,981	-	6,294	2,809	-		32,084
Prepaid expense and other	1,256	17	25	11	-		1,309
Total Current Assets	45,599	494	6,575	2,945	(8,455)		47,158
Property and equipment-net	1,878	131	7	-	-		2,016
Goodwill	26,259	-	-	-	5,138	(c)	31,397
Intangible assets-net	12,048	-	13	-	6,075	(d)	18,136
Investment in Subsidiaries	-	-	-	-	-		-
Other assets	39	-	-	-	-		39
Total Assets	85,823	625	6,595	2,945	2,758		98,746
Notes payable-current portion *	5,455	-	-	-	-		5,455
Accounts payable	1,576	20	28	56	(70)	(b)	1,610
Accrued compensation and benefits	1,192	-	-	-	-		1,192
Other accrued liabilities	936	190	223	-	-		1,349
Client fund obligations	22,981	-	6,334	2,736	-		32,051
Deferred revenue- current portion	9,252	370	-	-	-		9,622
Total Current Liabilities	41,392	580	6,585	2,792	(70)		51,279
Deferred revenue	769	-	-	-	-		769
Notes payable *	24,581	-	-	-	2,090	(e)	26,671
Other liabilities	835	-	-	-	-		835
Total Liabilities	67,577	580	6,585	2,792	2,020		79,554
Common stock	89	144	3	-	(147)		89
Treasury stock	(5,017)	-	-	-	-		(5,017)
Additional paid-in capital	295,044	-	-	-	946	(f)	295,990
Retained earnings (deficit)	(271,875)	(99)	7	153	(61)		(271,875)
Other comprehensive loss	5	-	-	-	-		5
Total Stockholders' Equity	18,246	45	10	153	738		19,192
Total Liabilities and Stockholders' Equity	85,823	625	6,595	2,945	2,758		98,746

(The accompanying notes are an integral part of the Pro Forma consolidated financial information)

Unaudited Pro Forma Condensed Statement of Operations
For the Twelve Months Ended December 31, 2016
 (Amounts in thousands, except per share data)

	Asure Software	PMSI	PSNW	CPI	Pro Forma Adjustments		Pro Forma Combined
Total Revenues	$35,542	$4,585	$1,682	$1,623	$(366)	(a)	$43,066

Total Cost of Sales	8,117	1,035	416	496	(366)	(a)	9,698
Gross Margin	27,425	3,550	1,266	1,127			33,368

Total Operating Expenses	26,198	3,106	1,248	1,487	648	(b)	32,687

Income (Loss) from Operations	1,227	444	18	(360)	(648)		681

Total Other Income (Loss)	(2,010)	(58)	26		(106)	(c)	(2,148)
Pre-Tax Income (Loss)	(783)	386	44	(360)	(754)		(1,467)
Income Tax Provision	(189)						(189)
Net Income (Loss)	$(972)	$386	$44	$(360)	$(754)		$(1,656)

Basic and Diluted Net Loss per Share:
Basic	$(0.15)						$(0.25)
Diluted	$(0.15)						$(0.15)

Weighted Average Basic and Diluted Shares:
Basic	6,533						6,645
Diluted	6,533						6,645

(The accompanying notes are an integral part of the Pro Forma consolidated financial information)

ASURE SOFTWARE, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS
 (Amounts in thousands, except per share data)

Notes to Pro Forma Balance Sheet:

(a)	Net cash tendered for the acquisitions of PMSI, CPI and PSNW
(b)	Elimination of trade payables and receivables shared between Asure Software, CPI and PSNW
(c)	Estimated value of goodwill recorded in conjunction with the acquisitions
(d)	Estimated value of intangibles recorded in conjunction with the acquisitions
(e)	Estimated fair value of Seller Notes tendered in conjunction with the acquisitions
(f)	Estimated fair value of Asure Software common stock tendered in conjunction with the acquisition of CPI

Notes to Pro Forma Income Statement:

(a)	Elimination of intercompany revenue and cost of sales between Asure Software, CPI and PSNW
(b)
Reflects adjustments to the historical intangible amortization expense resulting from the effects of the preliminary purchase price associated with the acquisitions of PMSI, CPI and PSNW. The final allocation of the actual purchase price is subject to the final valuation of the acquired assets, but that allocation is not expected to differ materially from the preliminary allocation presented in this pro forma condensed combined financial information.

(c)	Reflects adjustments for interest expense on acquisition related debt and transaction costs incurred pursuant the acquisition of PMSI, CPI and PSNW